As filed with the Securities and Exchange Commission on August 24, 2004
                             File No. 333- _________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                           ELITE PHARMACEUTICALS, INC.
                       (Name of Registrant in its charter)

                DELAWARE                                    22-3542636
       (State or jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                                165 LUDLOW AVENUE
                           NORTHVALE, NEW JERSEY 07647
                                 (201) 750-2646
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                             2004 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                MR. BERNARD BERK
                           ELITE PHARMACEUTICALS, INC.
                                165 LUDLOW AVENUE
                           NORTHVALE, NEW JERSEY 07647
                                 (201) 750-2646
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                            Scott H. Rosenblatt, Esq.
                         Reitler Brown & Rosenblatt LLC
                          800 Third Avenue, 21st Floor
                            New York, New York 10022
                                 (212) 209-3050
                               (212) 371-5500 Fax

                                    CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
                                                          PROPOSED        PROPOSED
                                                           MAXIMUM        MAXIMUM
                                            AMOUNT        OFFERING       AGGREGATE       AMOUNT OF
          TITLE OF SECURITIES               TO BE         PRICE PER       OFFERING      REGISTRATION
           TO BE REGISTERED               REGISTERED        SHARE          PRICE            FEE
-------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    1,500,000       $1.26(1)       $1,890,000      $239.46(1)
-------------------------------------------------------------------------------------------------------

     (1) The proposed maximum offering price per share has been estimated/determined pursuant to Rule 457(h), and is based on the closing sales price of the Company's Common Stock on the American Stock Exchange on August 20, 2004.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

The documents containing the information specified in this Item will be sent or given free of charge to employees, directors or consultants who have been awarded options under the Elite Pharmaceuticals, Inc. 2004 Stock Option Plan (the "Plan"), and are not being filed with, or included in, this Registration Statement on Form S-8 (this "Registration Statement"), in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information specified in this Item will be sent or given free of charge to employees, directors or consultants who have been awarded options under the Plan and are not being filed with, or included in, this Registration Statement, in accordance with the rules and regulations of the Commission.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which heretofore have been filed with the Commission by
Elite   Pharmaceuticals,   Inc.,  a  Delaware   corporation  (the  `Company"  or
"Registrant"), are incorporated by reference in this Registration Statement:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2004;

(b) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004;

(c) the Registrant's Current Reports on Form 8-K filed on July 29, 2004, August 5, 2004 and August 9, 2004;

(d) the description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), which is contained in the Company's Registration Statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed with the Commission for the purpose of updating such description of Common Stock.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation, as amended, provides that the personal liability of all of its directors of the Company shall be eliminated to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL").

         In addition, the Company's Certificate of Incorporation, as amended, and its Bylaws provide that the Company shall indemnify its officers and directors, and any employee who serves as an officer or director of any corporation at the Company's request, to the fullest extent permitted under and in accordance with the DGCL. Under the DGCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable

ITEM 8. EXHIBITS.

Exhibit

     4     2004 Stock Option Plan.

     5 Opinion of Reitler Brown & Rosenblatt LLC regarding the legality of the securities being registered.

   23.1 Consent of Miller Ellin & Company, LLP, independent auditors of Registrant.

   23.2 Consent of Reitler Brown & Rosenblatt LLC (included in Exhibit 5 hereto).

    24     Power of Attorney (included on signature page).


ITEM 9. UNDERTAKINGS.

(a)    The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 23, 2004.


                             ELITE PHARMACEUTICALS, INC.

                             BY:  /s/ BERNARD BERK
                                  ----------------------------------------------
                                  BERNARD BERK, PRESIDENT AND CHIEF EXECUTIVE
                                  OFFICER

                             BY:  /s/ MARK I. GITTELMAN
                                  ----------------------------------------------
                                  MARK I. GITTELMAN, CHIEF FINANCIAL OFFICER AND TREASURER

                                 SIGNATURE PAGE
                                       AND
                                POWER OF ATTORNEY

         The undersigned directors of Elite Pharmaceuticals, Inc. by their execution of this signature page hereby constitute and appoint Mr. Bernard Berk or Mark I. Gittelman with power to act one without the other, as our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES                 TITLE                                      DATE
----------                 -----                                      ----

/s/ Bernard Berk
_______________________    Chairman of the Board and Director    August 23, 2004
Bernard Berk

/s/ John Moore
_______________________    Director                              August 23, 2004
John A. Moore

/s/ Harmon Aronson
_______________________    Director                              August 23, 2004
Harmon Aronson